Exhibit J

                   Energia International de CSW, S.A .de C.V.
                               Statement of Income
                  For the Twelve Months Ended December 31, 1999
                                   (Unaudited)
                                    ($000's)


      Equity Earnings in Altamira Project                $ 1,090

      Total Expenses                                           -
                                                         --------

      Net Income Before Tax                                1,090

      Income Tax Expense                                       -
                                                          --------
      Net Income                                          $ 1,090
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